UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Two Roads Shared Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive, Suite 450, Cincinnati, OH	45246
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182417.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Foundations Dynamic Core ETF, Foundations Dynamic Growth ETF, Foundations Dynamic Value ETF, and Foundations Dynamic Income ETF, each a separate series of Two Roads Shared Trust (the “Trust”) to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-182417; 811-22718) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Foundations Dynamic Core ETF	93-1720485
Foundations Dynamic Growth ETF	93-1757074
Foundations Dynamic Value ETF	93-1766704
Foundations Dynamic Income ETF	93-1777875

ITEM 2.

EXHIBITS.

1.	The Trust's Amended Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-182417; 811-22718), as filed with the Securities and Exchange Commission on August 28, 2019.

2.	The Trust’s Certificate of Trust, as filed with the State of Delaware on June 8, 2012, is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-182417; 811-22718), as filed with the Securities and Exchange Commission on June 28, 2012.

3.	The Trust's Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-182417; 811-22718), as filed with the Securities and Exchange Commission on September 25, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 18, 2023

Two Roads Shared Trust

By: /s/ Timothy Burdick

Name: Timothy Burdick

Title: Vice President and Secretary